TECHNE CORPORATION

		      CALCULATION OF PRIMARY EARNINGS PER SHARE

					 Year ended June 30,
					 -------------------
			 1996       1995       1994       1993       1992
		      ---------- ---------- ---------- ---------- ----------
Net earnings          $8,637,870 $6,706,042 $5,093,662 $4,382,275 $1,963,764
		      ========== ========== ========== ========== ==========
Weighted average
  number of common
  shares               9,436,403  9,365,533  9,315,413  9,171,571  8,525,633
Dilutive effect of
  stock options and
  warrants               285,022    156,423    201,787    275,117    658,950
		      ---------- ---------- ---------- ---------- ----------
Average common and
  common  equivalent
  shares outstanding   9,721,425  9,551,956  9,517,200  9,446,688  9,184,583
		      ========== ========== ========== ========== ==========
Net earnings per
  common and common
  equivalent share    $     0.89 $     0.70 $     0.54 $     0.46 $     0.21
		      ========== ========== ========== ========== ==========


	     CALCULATION OF FULLY-DILUTED EARNINGS PER SHARE (1)

					 Year ended June 30,
					 -------------------
			 1996       1995       1994       1993       1992
		      ---------- ---------- ---------- ---------- ----------
Net earnings before
  interest addback    $8,637,870 $6,706,042 $5,093,662 $4,382,275 $1,963,764
Interest on
  convertible
  debenture, net of
  income tax               -          -         -          40,460     15,165
		      ---------- ---------- ---------- ---------- ----------
Net earnings          $8,637,870 $6,706,042 $5,093,662 $4,422,735 $1,978,929
		      ========== ========== ========== ========== ==========
Weighted average
  number of common
  shares               9,436,403  9,365,533  9,315,413  9,171,571  8,525,633
Dilutive effect of
  convertible
  debentures, stock
  options and
  warrants               317,812    166,637    207,786    380,241    870,898
		      ---------- ---------- ---------- ---------- ----------
Average common and
  common equivalent
  shares outstanding   9,754,215  9,532,170  9,523,199  9,551,812  9,396,531
		      ========== ========== ========== ========== ==========
Net earnings per
  common and common
  equivalent share    $     0.89 $     0.70 $     0.54 $     0.46 $     0.21
		      ========== ========== ========== ========== ==========

(1) Not separately reported since effect of dilution is less than 3%.